Exhibit 99.1

FOR IMMEDIATE RELEASE

For further information contact:	Greg Henslee

Tom McFall

(417) 862-3333

O’REILLY AUTOMOTIVE, INC. ANNOUNCES 2007 FOURTH QUARTER COMPARABLE STORE SALES RESULTS AND ANNOUNCES DATES FOR THE 2007 FOURTH QUARTER EARNINGS RELEASE AND CONFERENCE CALL

Springfield, MO, January 9, 2008 -- O’Reilly Automotive, Inc. (“O’Reilly” or “the Company”) (Nasdaq: ORLY) today announced comparable store sales results for the fourth quarter and year ended December 31, 2007.

Comparable store sales for stores open at least one year increased 2.1% and 3.7% for the fourth quarter and year ended December 31, 2007, respectively, versus a 2.1% and 3.3% respective increase in the prior year. This compares to previously issued comparable store sales guidance of 4% to 6% for the fourth quarter and 4% to 4.5% for the year ended December 31, 2007.

Greg Henslee, CEO and Co-President stated, “Our previous guidance of 4% to 6% for the fourth quarter was based on the strong sales trends at the end of the third quarter and the solid beginning to the fourth quarter. Sales for the first half of the fourth quarter were in line with our estimates for the quarter but fell below expectations during the holiday shopping season. We believe consumers continue to be negatively impacted by economic pressures and continue to defer discretionary maintenance on their vehicles.”

“Despite the challenging macro environment, we are very proud of the efforts by Team O’Reilly in 2007,” Ted Wise, COO and Co-President stated, “We hit our target of 190 net new stores for the year with the opening of 56 new stores during the fourth quarter and we look forward to reaching our goal of 205 new stores in 2008.”

The Company’s fourth quarter 2007 earnings are scheduled to be released after 5:30 p.m. central time on Tuesday, February 19, 2008, and can be viewed, at that time on the Company’s website at www.oreillyauto.com by clicking on “Investor Relations” then “News Room.”

Investors are invited to listen to the Company’s conference call discussing the financial results for the fourth quarter of 2007 on Wednesday, February 20, 2008, at 10:00 a.m. central time, via webcast on the Company’s website at www.oreillyauto.com by clicking on “Investor Relations” then “News Room.” A replay of the call will also be available on the Company’s website following the conference call.

O’Reilly Automotive, Inc. is one of the largest specialty retailers of automotive aftermarket parts, tools, supplies, equipment and accessories in the United States, serving both the do-it-yourself and professional installer markets. Founded in 1957 by the O’Reilly family, the Company operated 1,830 stores in the states of Alabama, Arkansas, Florida, Georgia, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Minnesota, Mississippi, Missouri, Montana, Nebraska, North Carolina, North Dakota, Ohio, Oklahoma, South Carolina, South Dakota, Tennessee, Texas, Virginia, Wisconsin and Wyoming as of December 31, 2007.

The Company claims the protection of the safe-harbor for forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by forward-looking words such as “expect,” “believe,” “anticipate,” “should,” “plan,” “intend,” “estimate,” “project,” “will” or similar words. In addition, statements contained within this press release that are not historical facts are forward-looking statements, such as statements discussing among other things, expected growth, store development and expansion strategy, business strategies, future revenues and future performance. These forward-looking statements are based on estimates, projections, beliefs and assumptions and are not guarantees of future events and results. Such statements are subject to risks, uncertainties and assumptions, including, but not limited to, competition, product demand, the market for auto parts, the economy in general, inflation, consumer debt levels, governmental approvals, our ability to hire and retain qualified employees, risks associated with the integration of acquired businesses, weather, terrorist activities, war and the threat of war. Actual results may materially differ from anticipated results described or implied in these forward-looking statements. Please refer to the Risk Factors sections of the Company’s Form 10-K for the year ended December 31, 2006, for more details.